Exhibit 99.1

OP BANCORP REPORTS NET INCOME FOR 2023 FOURTH QUARTER
OF $5.2 MILLION AND DILUTED EARNINGS PER SHARE OF $0.34

2023 Fourth Quarter Highlights compared with 2023 Third Quarter:
•Financial Results:
◦Net income of $5.2 million, compared to $5.1 million
◦Diluted earnings per share of $0.34, compared to $0.33
◦Net interest income of $16.2 million, compared to $17.3 million
◦Net interest margin of 3.12%, compared to 3.38%
◦Provision for credit losses of $0.6 million, compared to $1.4 million
◦Total assets of $2.15 billion, compared to $2.14 billion
◦Gross loans of $1.77 billion, compared to $1.76 billion
◦Total deposits of $1.81 billion, compared to $1.83 billion
•Credit Quality:
◦Allowance for credit losses to gross loans of 1.25%, compared to 1.23%
◦Net charge-offs(1) to average gross loans(2) of 0.04%, compared to 0.11%
◦Nonperforming loans to gross loans of 0.34%, compared to 0.24%
◦Criticized loans(3) to gross loans of 0.76%, compared to 0.78%
•Capital Levels:
◦Remained well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 12.52%
◦Book value per common share increased to $12.84, compared to $12.17
◦Repurchased 150,000 shares of common stock at an average price of $8.72
◦Paid quarterly cash dividend of $0.12 per share for the periods
___________________________________________________________
(1)    Annualized.
(2)    Includes loans held for sale.
(3)    Includes special mention, substandard, doubtful, and loss categories.
LOS ANGELES, January 25, 2024 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank (the “Bank”), today reported its financial results for the fourth quarter of 2023. Net income for the fourth quarter of 2023 was $5.2 million, or $0.34 per diluted common share, compared with $5.1 million, or $0.33 per diluted common share, for the third quarter of 2023, and $8.0 million, or $0.51 per diluted common share, for the fourth quarter of 2022. Net income for the full year of 2023 was $23.9 million, or $1.55 per diluted common share, compared with $33.3 million, or $2.14 per diluted common share, for the full year of 2022.

Min Kim, President and Chief Executive Officer:
“Given the continued stress in banking from the high interest rate environment, we have been focusing on managing our funding strategy for balancing effective cost control against the need to maintain ample liquidity. As comments from the Federal Reserve Open Markets Committee suggest that the Fed’s tightening cycle appears to be nearing an end, the pressure on funding cost seems to be fading away, and we expect to see a turnaround in our net interest margin in the coming quarters,” said Min Kim, President and Chief Executive.
“We know that our customers are going through this difficult time as well. To return our gratitude to our customer for their loyalty and trust they have in us, we will continue our effort to work together with the customers and provide all the support they need from us.”
Although we may encounter additional challenges in the short term, we remain hopeful to achieve our long term strategic goals while maintaining an appropriate risk and control environment.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Three Months Ended			% Change 4Q2023 vs.
	4Q2023	3Q2023	4Q2022	3Q2023	4Q2022
Selected Income Statement Data:
Net interest income	$16,230	$17,313	$20,198	(6.3)%	(19.6)%
Provision for credit losses	630	1,359	977	(53.6)	(35.5)
Noninterest income	3,680	2,601	3,223	41.5	14.2
Noninterest expense	11,983	11,535	11,327	3.9	5.8
Income tax expense	2,125	1,899	3,089	11.9	(31.2)
Net income	5,172	5,121	8,028	1.0	(35.6)
Diluted earnings per share	0.34	0.33	0.51	3.0	(33.3)
Selected Balance Sheet Data:
Gross loans	$1,765,845	$1,759,525	$1,678,292	0.4%	5.2%
Total deposits	1,807,558	1,825,171	1,885,771	(1.0)	(4.1)
Total assets	2,147,730	2,142,675	2,094,497	0.2	2.5
Average loans(1)	1,787,540	1,740,188	1,691,642	2.7	5.7
Average deposits	1,813,411	1,821,361	1,836,736	(0.4)	(1.3)
Credit Quality:
Nonperforming loans	$6,082	$4,211	$2,033	44.4%	199.2%
Nonperforming loans to gross loans	0.34%	0.24%	0.12%	0.10	0.22
Criticized loans(2) to gross loans	0.76	0.78	0.19	(0.02)	0.57
Net charge-offs to average gross loans(3)	0.04	0.11	0.03	(0.07)	0.01
Allowance for credit losses to gross loans	1.25	1.23	1.15	0.02	0.10
Allowance for credit losses to nonperforming loans	362	513	946	(151)	(584)
Financial Ratios:
Return on average assets(3)	0.96%	0.96%	1.56%	—%	(0.60)%
Return on average equity(3)	11.18	11.07	18.58	0.11	(7.40)
Net interest margin(3)	3.12	3.38	4.08	(0.26)	(0.96)
Efficiency ratio(4)	60.19	57.92	48.36	2.27	11.83
Common equity tier 1 capital ratio	12.52	12.09	11.87	0.43	0.65
Leverage ratio	9.57	9.63	9.38	(0.06)	0.19
Book value per common share	$12.84	$12.17	$11.59	5.5	10.8

(1)Includes loans held for sale.
(2)Includes special mention, substandard, doubtful, and loss categories.
(3)Annualized.
(4)Represents noninterest expense divided by the sum of net interest income and noninterest income.

($ in thousands, except per share data)	As of and For the Twelve Months Ended December 31,
	2023	2022	% Change
Selected Income Statement Data:
Net interest income	$68,687	$76,911	(10.7)%
Provision for credit losses	1,651	2,976	(44.5)
Noninterest income	14,181	17,619	(19.5)
Noninterest expense	47,726	44,830	6.5
Income tax expense	9,573	13,414	(28.6)
Net income	23,918	33,310	(28.2)
Diluted earnings per share	1.55	2.14	(27.6)
Selected Balance Sheet Data:
Average loans(1)	$1,744,878	$1,578,218	10.6%
Average deposits	1,829,717	1,716,758	6.6
Credit Quality:
Net charge-offs to average gross loans	0.04%	—%	0.04%
Financial Ratios:
Return on average assets	1.13%	1.74%	(0.61)%
Return on average equity	13.05	19.57	(6.52)
Net interest margin	3.37	4.18	(0.81)
Efficiency ratio(2)	57.59	47.42	10.17

(1)Includes loans held for sale.
(2)Represents noninterest expense divided by the sum of net interest income and noninterest income.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 4Q2023 vs.
	4Q2023	3Q2023	4Q2022	3Q2023	4Q2022
Interest Income
Interest income	$31,783	$31,186	$26,886	1.9%	18.2%
Interest expense	15,553	13,873	6,688	12.1	132.6
Net interest income	$16,230	$17,313	$20,198	(6.3)%	(19.6)%

($ in thousands)	For the Three Months Ended
	4Q2023			3Q2023			4Q2022
	Average Balance	Interest and Fees	Yield/Rate(1)	Average Balance	Interest and Fees	Yield/Rate(1)	Average Balance	Interest and Fees	Yield/Rate(1)
Interest-earning Assets:
Loans	$1,787,540	$28,914	6.43%	$1,740,188	$28,250	6.45%	$1,691,642	$24,719	5.81%
Total interest-earning assets	2,071,613	31,783	6.10	2,038,321	31,186	6.08	1,966,165	26,886	5.43
Interest-bearing Liabilities:
Interest-bearing deposits	1,243,446	14,127	4.51	1,222,099	13,006	4.22	1,085,331	6,598	2.41
Total interest-bearing liabilities	1,362,210	15,553	4.53	1,301,990	13,873	4.23	1,093,489	6,688	2.43
Ratios:
Net interest income / interest rate spreads		16,230	1.57		17,313	1.85		20,198	3.00
Net interest margin			3.12			3.38			4.08
Total deposits / cost of deposits	1,813,411	14,127	3.09	1,821,361	13,006	2.83	1,836,736	6,598	1.43
Total funding liabilities / cost of funds	1,932,175	15,553	3.19	1,901,252	13,873	2.90	1,844,894	6,688	1.44

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield Change 4Q2023 vs.
	4Q2023		3Q2023		4Q2022
	Interest & Fees	Yield(1)	Interest & Fees	Yield(1)	Interest & Fees	Yield(1)	3Q2023	4Q2022
Loan Yield Component:
Contractual interest rate	$28,596	6.36%	$27,319	6.24%	$23,694	5.57%	0.12%	0.79%
SBA discount accretion	960	0.21	1,263	0.29	1,034	0.24	(0.08)	(0.03)
Amortization of net deferred fees	(67)	-0.01	1	—	46	0.01	(0.01)	(0.02)
Amortization of premium	(423)	(0.09)	(445)	(0.10)	(344)	(0.08)	0.01	(0.01)
Net interest recognized on nonaccrual loans	(345)	(0.08)	(26)	(0.01)	—	—	(0.07)	(0.08)
Prepayment penalties(2) and other fees	193	0.04	138	0.03	289	0.07	0.01	(0.03)
Yield on loans	$28,914	6.43%	$28,250	6.45%	$24,719	5.81%	(0.02)%	0.62%

Amortization of Net Deferred Fees:
PPP loan forgiveness	$—	—%	$3	—%	$15	—%	—%	—%
Other	(67)	(0.01)	(2)	—	31	0.01	(0.01)	(0.02)
Total amortization of net deferred fees	$(67)	(0.01)%	$1	—%	$46	0.01%	(0.01)%	(0.02)%

(1)Annualized.

(2)Prepayment penalty income of $43 thousand and $172 thousand for the three months ended December 31, 2023 and December 31, 2022, respectively, was from Commercial Real Estate (“CRE”) and Commercial and Industrial (“C&I”) loans.
Impact of Hana Loan Purchase on Average Loan Yield and Net Interest Margin

During the second quarter of 2021, the Bank purchased an SBA portfolio of 638 loans with an ending balance of $100.0 million, excluding loan discount of $8.9 million from Hana Small Business Lending, Inc. (“Hana”). The following table presents impacts of the Hana loan purchase on average loan yield and net interest margin:

($ in thousands)	For the Three Months Ended
	4Q2023	3Q2023	4Q2022
Hana Loan Purchase:
Contractual interest rate	$1,160	$1,383	$1,286
Purchased loan discount accretion	226	513	374
Other fees	9	27	25
Total interest income	$1,395	$1,923	$1,685

Effect on average loan yield(1)	0.14%	0.25%	0.20%
Effect on net interest margin(1)	0.20%	0.30%	0.22%

($ in thousands)	For the Three Months Ended
	4Q2023			3Q2023			4Q2022
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Average loan yield(1)	$1,787,540	$28,914	6.43%	$1,740,188	$28,250	6.45%	$1,691,642	$24,719	5.81%
Adjusted average loan yield excluding purchased Hana loans(1)(2)	1,739,603	27,519	6.29	1,688,404	26,327	6.20	1,631,128	23,034	5.61

Net interest margin(1)	2,071,613	16,230	3.12	2,038,321	17,313	3.38	1,966,165	20,198	4.08
Adjusted interest margin excluding purchased Hana loans(1)(2)	2,023,676	14,835	2.92	1,986,537	15,390	3.08	1,905,651	18,513	3.86

(1)Annualized.
(2)See reconciliation of GAAP to non-GAAP financial measures.

Fourth Quarter 2023 vs. Third Quarter 2023
Net interest income decreased $1.1 million, or 6.3%, primarily due to higher interest expense on deposits and borrowings, partially offset by higher interest income on loans. Net interest margin was 3.12%, a decrease of 26 basis points from 3.38%.
◦A $1.1 million increase in interest expense on interest-bearing deposits was primarily due to a 29 basis point increase in average cost as deposit accounts continued to reprice following the Federal Reserve’s rate increases in 2022 and 2023.
◦A $559 thousand increase in interest expense on borrowings was primarily due to a $38.9 million, or 49%, increase in average balance to complement our liability management strategy for effective cost controls.

◦A $664 thousand increase in interest income on loans was primarily due to a $47.4 million, or 3%, increase in average balance.

Fourth Quarter 2023 vs. Fourth Quarter 2022

Net interest income decreased $4.0 million, or 19.6%, primarily due to higher interest expense on deposits and borrowings, partially offset by higher interest income on loans as our deposit and borrowing costs repriced more quickly than our interest-earning assets. Net interest margin was 3.12%, a decrease of 96 basis points from 4.08%.
◦A $7.5 million increase in interest expense on interest-bearing deposits was primarily due to a $158.1 million, or 15%, increase in average balance and a 210 basis point increase in average cost driven by the Federal Reserve’s rate increases.
◦A $1.3 million increase in interest expense on borrowings was primarily due to a $110.6 million, or 1,356%, increase in average balance and a 41 basis point increase in average cost driven by the Federal Reserve’s rate increases.
◦A $4.2 million increase in interest income on loans was primarily due to a $95.9 million, or 6%, increase in average balance and a 62 basis point increase in average yield as a result of the Federal Reserve’s rate increases.
Provision for Credit Losses

($ in thousands)	For the Three Months Ended
	4Q2023	3Q2023	4Q2022
Provision for credit losses on loans	$537	$1,303	$977
Provision for credit losses on off-balance sheet exposure(1)	93	56	74
Total provision for credit losses	$630	$1,359	$1,051

(1)     Provision for credit losses on off-balance sheet exposure of $93 thousand and $56 thousand for the three months ended December 31, 2023 and September 30, 2023, respectively, was included in total provision for credit losses. Prior to CECL adoption, provisions for credit losses on off-balance sheet exposure of $74 thousand for the three months ended December 31, 2022 was included in other expenses.
Fourth Quarter 2023 vs. Third Quarter 2023

The Company recorded a $630 thousand provision for credit losses, a decrease of $729 thousand, compared with a $1.4 million provision for credit losses.

Provision for credit losses on loans was $537 thousand, primarily due to a $341 thousand in specific reserves on two individually evaluated SBA loans, a $161 thousand in net charge-offs, and a $44 thousand increase in qualitative factor adjustments. The change in quantitative general reserve during the quarter was insignificant as the impact from a 0.4% growth in gross loans was mostly offset by a decrease in historical loss factors.

Fourth Quarter 2023 vs. Fourth Quarter 2022
The Company recorded a $630 thousand provision for credit losses, a decrease of $421 thousand, compared with a $1.1 million provision for credit losses.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 4Q2023 vs.
	4Q2023	3Q2023	4Q2022	3Q2023	4Q2022
Noninterest Income
Service charges on deposits	$557	$575	$406	(3.1)%	37.2%
Loan servicing fees, net of amortization	540	468	705	15.4	(23.4)
Gain on sale of loans	1,996	1,179	1,684	69.3	18.5
Other income	587	379	428	54.9	37.1
Total noninterest income	$3,680	$2,601	$3,223	41.5%	14.2%

Fourth Quarter 2023 vs. Third Quarter 2023
Noninterest income increased $1.1 million, or 41.5%, primarily due to higher gain on sale of loans and other income.
◦Gain on sale of loans was $2.0 million, an increase of $817 thousand from $1.2 million, primarily due to a higher SBA loan sold amount. The Bank sold $40.1 million in SBA loans at an average premium rate of 5.99%, compared to the sale of $23.4 million at an average premium rate of 6.50%.
◦Other income was $587 thousand, an increase of $208 thousand from $379 thousand. The increase was primarily due to a $259 thousand increase in holding gain on equity investment for CRA purposes driven by a significant drop in the yields curve.

Fourth Quarter 2023 vs. Fourth Quarter 2022
Noninterest income increased $457 thousand, or 14.2%, primarily due to higher gain on sale of loans.
◦Gain on sale of loans was $2.0 million, an increase of $312 thousand from $1.7 million, primarily due to a higher SBA loan sold amount. The Bank sold $40.1 million in SBA loans at an average premium rate of 5.99%, compared to the sale of $32.2 million at an average premium rate of 6.13%.
◦Service charges on deposits was $557 thousand, and increase of $151 thousand from $406 thousand, primarily due to an increase in deposit analysis fees from an increase in the number of analysis accounts.
◦Loan servicing fees, net of amortization was $540 thousand, a decrease of $165 thousand from $705 thousand, primarily due to an increase in servicing fee amortization driven by higher loan payoffs.
◦Other income was $587 thousand, an increase of $159 thousand from $428 thousand, primarily due to a $146 thousand increase in holding gain on equity investment for CRA purposes driven by a drop in the yield curve.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 4Q2023 vs.
	4Q2023	3Q2023	4Q2022	3Q2023	4Q2022
Noninterest Expense
Salaries and employee benefits	$7,646	$7,014	$7,080	9.0%	8.0%
Occupancy and equipment	1,616	1,706	1,560	(5.3)	3.6
Data processing and communication	644	369	514	74.5	25.3
Professional fees	391	440	330	(11.1)	18.5
FDIC insurance and regulatory assessments	237	333	176	(28.8)	34.7
Promotion and advertising	86	207	12	(58.5)	616.7
Directors’ fees	145	164	145	(11.6)	—
Foundation donation and other contributions	524	529	851	(0.9)	(38.4)
Other expenses	694	773	659	(10.2)	5.3
Total noninterest expense	$11,983	$11,535	$11,327	3.9%	5.8%

Fourth Quarter 2023 vs. Third Quarter 2023
Noninterest expense increased $448 thousand, or 3.9%, primarily due to higher salaries and employee benefits, and data processing communication, partially offset by decreases in noninterest expense items listed below.
◦Salaries and employee benefits increased $632 thousand, primarily due to a $491 thousand increase in employee incentive accruals.
◦Data processing and communication increased $275 thousand primarily due to an accrual adjustment for a credit received on data processing fees in the third quarter of 2023.
◦Promotion and advertising decreased $121 thousand, FDIC insurance and regulatory assessments decreased $96 thousand, and occupancy and equipment decreased $90 thousand, primarily due to year end accrual adjustments.

Fourth Quarter 2023 vs. Fourth Quarter 2022
Noninterest expense increased $656 thousand, or 5.8%, primarily due to higher salaries and employee benefits and data processing and communication, partially offset by lower foundation donation and other contributions.
◦Salaries and employee benefits increased $566 thousand, primarily due to an increase from employee salary adjustments in 2023 and an increase in employee incentive accruals.
◦Data processing and communication increased $130 thousand, primarily due to an increase in data and item processing fees in line with the Bank’s growth.
◦Foundation donations and other contributions decreased $327 thousand, primarily due to a lower donation accrual for Open Stewardship as a result of lower net income.

Income Tax Expense
Fourth Quarter 2023 vs. Third Quarter 2023
Income tax expense was $2.1 million and the effective tax rate was 29.1%, compared to income tax expense of $1.9 million and the effective rate of 27.1%. The increase in the effective tax rate was primarily due to an adjustment for differences between the prior year tax provision and the final tax returns that were applied in the third quarter of 2023.

Fourth Quarter 2023 vs. Fourth Quarter 2022

Income tax expense was $2.1 million and the effective tax rate was 29.1%, compared to income tax expense of $3.1 million and an effective rate of 27.8%. The increase in the effective tax rate was primarily due to an adjustment for differences between the tax provision for 2021 and the final 2021 tax returns that were applied in the fourth quarter of 2022.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 4Q2023 vs.
	4Q2023	3Q2023	4Q2022	3Q2023	4Q2022
CRE loans	$885,585	$878,824	$842,208	0.8%	5.2%
SBA loans	239,692	240,154	234,717	(0.2)	2.1
C&I loans	120,970	124,632	116,951	(2.9)	3.4
Home mortgage loans	518,024	515,789	482,949	0.4	7.3
Consumer & other loans	1,574	126	1,467	n/m	7.3
Gross loans	$1,765,845	$1,759,525	$1,678,292	0.4%	5.2%

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 4Q2023 vs.
	4Q2023	3Q2023	4Q2022	3Q2023	4Q2022
CRE loans	$15,885	$33,222	$44,416	(52.2)%	(64.2)%
SBA loans	51,855	39,079	55,594	32.7	(6.7)
C&I loans	15,270	14,617	46,014	4.5	(66.8)
Home mortgage loans	12,417	9,137	28,188	35.9	(55.9)
Consumer & other loans	1,500	—	—	—	—
Gross loans	$96,927	$96,055	$174,212	0.9%	(44.4)%

The following table presents changes in gross loans by loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended			For the Twelve Months Ended
	4Q2023	3Q2023	4Q2022	4Q2023	4Q2022
Loan Activities:
Gross loans, beginning	$1,759,525	$1,716,197	$1,618,018	$1,678,292	1,314,019
New originations	96,927	96,055	174,212	374,503	645,188
Net line advances	(7,350)	22,146	(80,144)	(809)	(120,820)
Purchases	2,371	6,732	49,980	27,604	225,133
Sales	(40,122)	(23,377)	(32,204)	(145,311)	(182,315)
Paydowns	(19,901)	(22,169)	(22,939)	(99,470)	(73,975)
Payoffs	(23,590)	(36,024)	(23,238)	(113,909)	(139,544)
PPP payoffs	—	(250)	(657)	(450)	(41,289)
Decrease in loans held for sale	(1,795)	—	(7,693)	42,541	—
Other	(220)	215	2,957	2,854	51,895
Total	6,320	43,328	60,274	87,553	364,273
Gross loans, ending	$1,765,845	$1,759,525	$1,678,292	$1,765,845	$1,678,292

As of December 31, 2023 vs. September 30, 2023

Gross loans were $1.77 billion as of December 31, 2023, up $6.3 million from September 30, 2023, primarily due to new loan originations, partially offset by loan sales, payoffs and paydowns.

New loan originations, loan sales, and loan payoffs and paydowns were $96.9 million $40.1 million and $43.5 million, respectively, for the fourth quarter of 2023, compared with $96.1 million, $23.4 million and $58.4 million, respectively, for the third quarter of 2023.
As of December 31, 2023 vs. December 31, 2022

Gross loans were $1.77 billion as of December 31, 2023, up $87.6 million from December 31, 2022, primarily due to new loan originations of $374.5 million and loan purchases of $27.6 million, primarily offset by loan sales of $145.3 million and loan payoffs and paydowns of $213.8 million.

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	4Q2023		3Q2023		4Q2022
	%	Rate	%	Rate	%	Rate
Fixed rate	35.1%	5.07%	36.3%	4.95%	36.0%	4.63%
Hybrid rate	33.9	5.15	34.0	5.08	33.8	4.79
Variable rate	31.0	9.15	29.7	9.23	30.2	8.46
Gross loans	100.0%	6.36%	100.0%	6.27%	100.0%	5.84%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of December 31, 2023
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$85,254	5.55%	$300,165	4.89%	$235,510	5.13%	$620,929	5.07%
Hybrid rate	—	—	122,695	4.28	475,633	5.38	598,328	5.15
Variable rate	116,289	8.83	110,647	9.02	319,652	9.31	546,588	9.15
Gross loans	$201,543	7.44%	$533,507	5.60%	$1,030,795	6.54%	$1,765,845	6.36%

Allowance for Credit Losses

The Company adopted the CECL accounting standard effective as of January 1, 2023 under a modified retrospective approach. The adoption resulted in a $1.9 million increase to the allowance for credit losses on loans, a $184 thousand increase to the allowance for credit losses on off-balance sheet exposure, a $624 thousand increase to deferred tax assets, and a $1.5 million charge to retained earnings.

The following table presents impact of CECL adoption for allowance for credit losses and related items on January 1, 2023:

($ in thousands)	Allowance For Credit Losses on Loans	Allowance For Credit Losses on Off-Balance Sheet Exposure	Deferred Tax Assets	Retained Earnings
As of December 31, 2022	$19,241	$263	$14,316	$105,690
Day 1 adjustments on January 1, 2023	1,924	184	624	(1,484)
After Day 1 adjustments	$21,165	$447	$14,940	$104,206

The following table presents allowance for credit losses and provision for credit losses as of and for the periods presented:

($ in thousands)	As of and For the Three Months Ended			% Change 4Q2023 vs.
	4Q2023	3Q2023	4Q2022	3Q2023	4Q2022
Allowance for credit losses on loans, beginning	$21,617	$20,802	$18,369	3.9%	17.7%
Provision for credit losses	537	1,303	977	(58.8)	(45.0)
Gross charge-offs	(236)	(492)	(109)	(52.0)	116.5
Gross recoveries	75	4	4	1775.0	1775.0
Net charge-offs	(161)	(488)	(105)	(67.0)	53.3
Allowance for credit losses on loans, ending(1)	$21,993	$21,617	$19,241	1.7%	14.3%

Allowance for credit losses on off-balance sheet exposure, beginning	$423	$367	$189	15.3%	123.8%
Impact of CECL adoption	—	—	—	—	—
Provision for credit losses	93	56	74	66.1	25.7
Allowance for credit losses on off-balance sheet exposure, ending(1)	$516	$423	$263	22.0%	96.2%

(1)    Allowance for credit losses as of December 31, 2023 and September 30, 2023 were calculated under the CECL methodology while allowance for loan losses for December 31, 2022 was calculated under the incurred loss methodology.

Asset Quality

($ in thousands)	As of and For the Three Months Ended			Change 4Q2023 vs.
	4Q2023	3Q2023	4Q2022	3Q2023	4Q2022
Loans 30-89 days past due and still accruing	$9,607	$8,356	$3,477	15.0%	176.3%
As a % of gross loans	0.54%	0.47%	0.21%	0.07	0.33

Nonperforming loans(1)	$6,082	$4,211	$2,033	44.4%	199.2%
Nonperforming assets(1)	6,082	4,211	2,033	44.4	199.2
Nonperforming loans to gross loans	0.34%	0.24%	0.12%	0.10	0.22
Nonperforming assets to total assets	0.28%	0.20%	0.10%	0.08	0.18

Criticized loans(1)(2)	$13,349	$13,790	$3,264	(3.2)%	309.0%
Criticized loans to gross loans	0.76%	0.78%	0.19%	(0.02)	0.57

Allowance for credit losses ratios:
As a % of gross loans	1.25%	1.23%	1.15%	0.02%	0.10%
As an adjusted % of gross loans(3)	1.27	1.26	1.18	0.01	0.09
As a % of nonperforming loans	362	513	946	(151)	(584)
As a % of nonperforming assets	362	513	946	(151)	(584)
As a % of criticized loans	165	157	589	8	(424)
Net charge-offs(4) to average gross loans(5)	0.04	0.11	0.03	(0.07)	0.01

(1)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $2.0 million, $5.2 million and $1.0 million as of December 31, 2023, September 30, 2023 and December 31, 2022, respectively.
(2)Consists of special mention, substandard, doubtful and loss categories.
(3)See the Reconciliation of GAAP to NON-GAAP Financial Measures.
(4)Annualized.
(5)Includes loans held for sale.

Overall, the Bank continued to maintain low levels of nonperforming loans and net charge-offs. Our allowance remained strong with an adjusted allowance to gross loans ratio of 1.27%.
◦Loans 30-89 days past due and still accruing were $9.6 million or 0.54% of gross loans as of December 31, 2023, compared with $8.4 million or 0.47% as of September 30, 2023. Subsequent to December 31, 2023, payments on loans totaling $3.2 million were collected, and the loans are now current.
◦Nonperforming loans were $6.1 million or 0.34% of gross loans as of December 31, 2023, compared with $4.2 million or 0.24% as of September 30, 2023. The increase was due to an addition of $2.2 million on two SBA loans, one of which was from Hana purchased pool of loans with discount. The loans were individually evaluated for impairment, and a $183 thousand provision for credit losses was recorded. Of these nonperforming loans, two loans totaling $1.8 million are under workout and performing, three loans totaling $3.4 million are listed for sale, and two loans totaling $528 thousand are performing and current. The Bank expects minimum losses from these loans.
◦Nonperforming assets were $6.1 million or 0.28% of total assets as of December 31, 2023, compared with $4.2 million or 0.20% as of September 30, 2023. The Company did not have OREO as of December 31, 2023 or September 30, 2023.
◦Criticized loans were $13.3 million or 0.76% of gross loans as of December 31, 2023, compared with $13.8 million or 0.78% as of September 30, 2023.
◦Net charge-offs were $161 thousand or 0.04% of average loans in the fourth quarter of 2023, compared to net charge-offs of $488 thousand, or 0.11% of average loans in the third quarter of 2023 and of $105 thousand, or 0.03% of average loans in the fourth quarter of 2022.
◦
Deposits

($ in thousands)	As of						% Change 4Q2023 vs.
	4Q2023		3Q2023		4Q2022
	Amount	%	Amount	%	Amount	%	3Q2023	4Q2022
Noninterest-bearing deposits	$522,751	28.9%	$605,509	33.2%	$701,584	37.2%	(13.7)%	(25.5)%
Money market deposits and others	399,018	22.1	348,869	19.1	526,321	27.9	14.4	(24.2)
Time deposits	885,789	49.0	870,793	47.7	657,866	34.9	1.7	34.6
Total deposits	$1,807,558	100.0%	$1,825,171	100.0%	$1,885,771	100.0%	(1.0)%	(4.1)%

Estimated uninsured deposits	$1,156,270	64.0%	$1,061,964	58.2%	$938,329	49.8%	8.9%	23.2%

As of December 31, 2023 vs. September 30, 2023

Total deposits were $1.81 billion as of December 31, 2023, down $17.6 million from September 30, 2023, primarily due to a decrease of $82.8 million in noninterest-bearing deposits, partially offset by a $50.1 million increase in money market deposits and a $15.0 million in time deposits. Noninterest-bearing deposits, as a percentage of total deposits, decreased to 28.9% from 33.2%. The composition shift to money market and time deposits was primarily due to customers’ continued preference for high-rate deposit products driven by the Federal Reserve’s rate increases.
As of December 31, 2023 vs. December 31, 2022

Total deposits were $1.81 billion as of December 31, 2023, down $78.2 million from December 31, 2022, primarily driven by decreases of $178.8 million in noninterest-bearing deposits and $127.3 million in money market deposits, partially offset by an increase of $227.9 million in time deposits. The composition shift to time deposits was primarily due to customers’ preference for high-rate deposit products driven by market rate increases as a result of the Federal Reserve’s rate increases.

The following table sets forth the maturity of time deposits as of December 31, 2023:

	As of December 31, 2023
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (more than $250)	$177,329	$75,343	$48,158	$130,795	$2,267	$433,892
Time deposits ($250 or less)	94,692	131,152	60,472	123,316	42,265	451,897
Total time deposits	$272,021	$206,495	$108,630	$254,111	$44,532	$885,789
Weighted average rate	4.54%	4.92%	4.89%	5.17%	4.16%	4.83%

OTHER HIGHLIGHTS

Liquidity

The Company maintains ample access to liquidity, including highly liquid assets on our balance sheet and available unused borrowings from other financial institutions. The following table presents the Company's liquid assets and available borrowings as of dates presented:

($ in thousands)	4Q2023	3Q2023	4Q2022
Liquidity Assets:
Cash and cash equivalents	$91,216	$105,740	$82,972
Available-for-sale debt securities	194,250	191,313	209,809
Liquid assets	$285,466	$297,053	$292,781
Liquid assets to total assets	13.3%	13.9%	14.0%

Available borrowings:
Federal Home Loan Bank—San Francisco	$363,615	$375,874	$440,358
Federal Reserve Bank	182,989	186,380	175,605
Pacific Coast Bankers Bank	50,000	50,000	50,000
Zions Bank	25,000	25,000	25,000
First Horizon Bank	25,000	25,000	24,950
Total available borrowings	$646,604	$662,254	$715,913
Total available borrowings to total assets	30.1%	30.9%	34.2%

Liquid assets and available borrowings to total deposits	51.6%	52.6%	53.5%

Capital and Capital Ratios

The Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share of its common stock. The cash dividend is payable on or about February 22, 2024 to all shareholders of record as of the close of business on February 8, 2024.

The Company repurchased 150,000 shares of its common stock at an average price of $8.72 during the fourth quarter of 2023 under the stock repurchase program announced in August 2023. Since the announcement of the initial stock repurchase program in January 2019, the Company repurchased a total of 2,020,000 shares of its common stock at an average repurchase price of $8.59 per share through December 31, 2023.

	Basel III
	OP Bancorp(1)	Open Bank	Minimum Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer(2)
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.77%	13.66%	10.00%	10.50%
Tier 1 risk-based capital ratio	12.52	12.41	8.00	8.50
Common equity tier 1 ratio	12.52	12.41	6.50	7.00
Leverage ratio	9.57	9.49	5.00	4.00

(1)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonuses to executive officers.

OP Bancorp	Basel III			Change 4Q2023 vs.
	4Q2023	3Q2023	4Q2022	3Q2023	4Q2022
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.77%	13.31%	13.06%	0.46%	0.71%
Tier 1 risk-based capital ratio	12.52	12.09	11.87	0.43	0.65
Common equity tier 1 ratio	12.52	12.09	11.87	0.43	0.65
Leverage ratio	9.57	9.63	9.38	(0.06)	0.19
Risk-weighted Assets ($ in thousands)	$1,667,067	$1,707,318	$1,638,040	(2.36)	1.77

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In addition to GAAP measures, management uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance.

Pre-provision net revenue removes provision for credit losses and income tax expense. Management believes that this non-GAAP measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance. This non-GAAP financial measure also facilitates a comparison of our performance to prior periods.

($ in thousands)		For the Three Months Ended
		4Q2023	3Q2023	4Q2022
Interest income		$31,783	$31,186	$26,886
Interest expense		15,553	13,873	6,688
Net interest income		16,230	17,313	20,198
Noninterest income		3,680	2,601	3,223
Noninterest expense		11,983	11,535	11,327
Pre-provision net revenue	(a)	$7,927	$8,379	$12,094
Reconciliation to net income
Provision for credit losses	(b)	630	1,359	977
Income tax expense	(c)	2,125	1,899	3,089
Net income	(a)-(b)-(c)	$5,172	$5,121	$8,028

During the second quarter of 2021, the Bank purchased 638 loans from Hana for a total purchase price of $97.6 million. The Company evaluated $100.0 million of the loans purchased in accordance with the provisions of ASC 310-20, Nonrefundable Fees and Other Costs, which were recorded with a $8.9 million discount. As a result, the fair value discount on these loans is being accreted into interest income over the expected life of the loans using the effective yield method. Adjusted loan yield and net interest margin for the three months ended December 31, 2023, September 30, 2023 and December 31, 2022 excluded the impacts of contractual interest and discount accretion of the purchased Hana loans as management does not consider purchasing loan portfolios to be normal or recurring transactions. Management believes that presenting the adjusted average loan yield and net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

($ in thousands)		For the Three Months Ended
		4Q2023	3Q2023	4Q2022
Yield on Average Loans
Interest income on loans		$28,914	$28,250	$24,719
Less: interest income on purchased Hana loans		1,395	1,923	1,685
Adjusted interest income on loans	(a)	$27,519	$26,327	$23,034

Average loans		$1,787,540	$1,740,188	$1,691,642
Less: Average purchased Hana loans		47,937	51,784	60,514
Adjusted average loans	(b)	$1,739,603	$1,688,404	$1,631,128

Average loan yield(1)		6.43%	6.45%	5.81%
Effect on average loan yield(1)		0.14	0.25	0.20
Adjusted average loan yield(1)	(a)/(b)	6.29%	6.20%	5.61%

Net Interest Margin
Net interest income		$16,230	$17,313	$20,198
Less: interest income on purchased Hana loans		1,395	1,923	1,685
Adjusted net interest income	(c)	$14,835	$15,390	$18,513

Average interest-earning assets		$2,071,613	$2,038,321	$1,966,165
Less: Average purchased Hana loans		47,937	51,784	60,514
Adjusted average interest-earning assets	(d)	$2,023,676	$1,986,537	$1,905,651

Net interest margin(1)		3.12%	3.38%	4.08%
Effect on net interest margin(1)		0.20	0.30	0.22
Adjusted net interest margin(1)	(c)/(d)	2.92%	3.08%	3.86%

(1)Annualized.

Adjusted allowance to gross loans ratio removes the impacts of purchased Hana loans, PPP loans and allowance on accrued interest receivable. Management believes that this ratio provides greater consistency and comparability between the Company’s results and those of its peer banks.

($ in thousands)		For the Three Months Ended
		4Q2023	3Q2023	4Q2022
Gross loans		$1,765,845	$1,759,525	$1,678,292
Less: Purchased Hana loans		(47,272)	(48,780)	(58,966)
PPP loans(1)		(1)	(1)	(434)
Adjusted gross loans	(a)	$1,718,572	$1,710,744	$1,618,892

Accrued interest receivable on loans		$7,331	$7,057	$6,413
Less: Accrued interest receivable on purchased Hana loans		(306)	(402)	(397)
Accrued interest receivable on PPP loans		—	—	(8)
Adjusted accrued interest receivable on loans	(b)	$7,025	$6,655	$6,008
Adjusted gross loans and accrued interest receivable	(a)+(b)=(c)	$1,725,597	$1,717,399	$1,624,900

Allowance for credit losses		$21,993	$21,617	$19,241
Add: Allowance on accrued interest receivable		—	—	—
Adjusted Allowance	(d)	$21,993	$21,617	$19,241
Adjusted allowance to gross loans ratio	(d)/(c)	1.27%	1.26%	1.18%

(1)Excludes purchased PPP loans of $8 thousand as of December 31, 2022.

ABOUT OP BANCORP
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties in California, the Dallas metropolitan area in Texas, and Clark County in Nevada and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates eleven full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, and Santa Clara, California, Carrollton, Texas and Las Vegas, Nevada. The Bank also has four loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, and Lynnwood, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.
Cautionary Note Regarding Forward-Looking Statements

Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: the effects of substantial fluctuations in interest rates on our borrowers’ ability to perform in accordance with the terms of their loans and on our deposit customers’ expectation for higher rates on deposit products; business and economic conditions, particularly those affecting the financial services industry and our primary market areas; the continuing effects of inflation and monetary policies, particularly those relating to the decisions and indicators of intent expressed by the Federal Reserve Open Markets Committee, as those circumstances impact our current and prospective borrowers and depositors; our ability to balance deposit liabilities and liquidity sources (including our ability to reprice those instruments to keep pace with changing market conditions) in a manner that balances the need to meet current and expected withdrawals while investing a sufficient portion of our assets to promote strong earning capacity; our ability to successfully manage our credit risk and to assess, adjust and monitor the sufficiency of our allowance for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; the impacts of credit quality on our earnings and the related effects of increases to the reserve on our net income; our ability to effectively execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to less restrictive or less costly regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; practical and regulatory constraints on the ability of Open Bank to pay dividends to us; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; including internal controls that affect the reliability of our publicly reported financial statements; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance, particularly with respect to the effects of predictions of future economic conditions as those circumstances affect our estimates for the adequacy of our allowance for credit losses and the related provision expense; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions; political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2022 and in our other subsequent filings with the Securities and Exchange Commission.
Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands)	As of			% Change 4Q2023 vs.
	4Q2023	3Q2023	4Q2022	3Q2023	4Q2022
Assets
Cash and due from banks	$16,948	$21,748	$12,952	(22.1)%	30.9%
Interest-bearing deposits in other banks	74,268	83,992	70,020	(11.6)	6.1
Cash and cash equivalents	91,216	105,740	82,972	(13.7)	9.9
Available-for-sale debt securities, at fair value	194,250	191,313	209,809	1.5	(7.4)
Other investments	16,276	16,100	12,098	1.1	34.5
Loans held for sale	1,795	—	44,335	n/m	(96.0)
CRE loans	885,585	878,824	842,208	0.8	5.2
SBA loans	239,692	240,154	234,717	(0.2)	2.1
C&I loans	120,970	124,632	116,951	(2.9)	3.4
Home mortgage loans	518,024	515,789	482,949	0.4	7.3
Consumer loans	1,574	126	1,467	n/m	7.3
Gross loans receivable	1,765,845	1,759,525	1,678,292	0.4	5.2
Allowance for credit losses	(21,993)	(21,617)	(19,241)	1.7	14.3
Net loans receivable	1,743,852	1,737,908	1,659,051	0.3	5.1
Premises and equipment, net	5,248	5,378	4,400	(2.4)	19.3
Accrued interest receivable, net	8,259	7,996	7,180	3.3	15.0
Servicing assets	11,741	11,931	12,759	(1.6)	(8.0)
Company owned life insurance	22,233	22,071	21,613	0.7	2.9
Deferred tax assets, net	13,309	15,061	14,316	(11.6)	(7.0)
Operating right-of-use assets	8,497	8,993	9,097	(5.5)	(6.6)
Other assets	31,054	20,184	16,867	53.9	84.1
Total assets	$2,147,730	$2,142,675	$2,094,497	0.2%	2.5%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest-bearing	$522,751	$605,509	$701,584	(13.7)%	(25.5)%
Money market and others	399,018	348,869	526,321	14.4	(24.2)
Time deposits greater than $250	433,892	420,162	356,197	3.3	21.8
Other time deposits	451,897	450,631	301,669	0.3	49.8
Total deposits	1,807,558	1,825,171	1,885,771	(1.0)	(4.1)
Federal Home Loan Bank advances	105,000	95,000	—	10.5	n/m
Accrued interest payable	12,628	13,552	2,771	(6.8)	355.7
Operating lease liabilities	9,341	9,926	10,213	(5.9)	(8.5)
Other liabilities	20,538	14,719	18,826	39.5	9.1
Total liabilities	1,955,065	1,958,368	1,917,581	(0.2)	2.0
Shareholders' equity:
Common stock	76,319	77,632	79,326	(1.7)	(3.8)
Additional paid-in capital	10,942	10,606	9,743	3.2	12.3
Retained earnings	120,855	117,483	105,690	2.9	14.3
Accumulated other comprehensive loss	(15,451)	(21,414)	(17,843)	(27.8)	(13.4)
Total shareholders’ equity	192,665	184,307	176,916	4.5	8.9
Total liabilities and shareholders' equity	$2,147,730	$2,142,675	$2,094,497	0.2%	2.5%

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% Change 4Q2023 vs.
	4Q2023	3Q2023	4Q2022	3Q2023	4Q2022
Interest income
Interest and fees on loans	$28,914	$28,250	$24,719	2.4%	17.0%
Interest on available-for-sale debt securities	1,484	1,519	1,237	(2.3)	20.0
Other interest income	1,385	1,417	930	(2.3)	48.9
Total interest income	31,783	31,186	26,886	1.9	18.2
Interest expense
Interest on deposits	14,127	13,006	6,597	8.6	114.1
Interest on borrowings	1,426	867	91	64.5	n/m
Total interest expense	15,553	13,873	6,688	12.1	132.6
Net interest income	16,230	17,313	20,198	(6.3)	(19.6)
Provision for credit losses	630	1,359	977	(53.6)	(35.5)
Net interest income after provision for credit losses	15,600	15,954	19,221	(2.2)	(18.8)
Noninterest income
Service charges on deposits	557	575	406	(3.1)	37.2
Loan servicing fees, net of amortization	540	468	705	15.4	(23.4)
Gain on sale of loans	1,996	1,179	1,684	69.3	18.5
Other income	587	379	428	54.9	37.1
Total noninterest income	3,680	2,601	3,223	41.5	14.2
Noninterest expense
Salaries and employee benefits	7,646	7,014	7,080	9.0	8.0
Occupancy and equipment	1,616	1,706	1,560	(5.3)	3.6
Data processing and communication	644	369	514	74.5	25.3
Professional fees	391	440	330	(11.1)	18.5
FDIC insurance and regulatory assessments	237	333	176	(28.8)	34.7
Promotion and advertising	86	207	12	(58.5)	616.7
Directors’ fees	145	164	145	(11.6)	—
Foundation donation and other contributions	524	529	851	(0.9)	(38.4)
Other expenses	694	773	659	(10.2)	5.3
Total noninterest expense	11,983	11,535	11,327	3.9	5.8
Income before income tax expense	7,297	7,020	11,117	3.9	(34.4)
Income tax expense	2,125	1,899	3,089	11.9	(31.2)
Net income	$5,172	$5,121	$8,028	1.0%	(35.6)%

Book value per share	$12.84	$12.17	$11.59	5.5%	10.8%
Earnings per share - basic	0.34	0.33	0.52	3.0	(34.6)
Earnings per share - diluted	0.34	0.33	0.51	3.0	(33.3)

Shares of common stock outstanding, at period end	15,000,436	15,149,203	15,270,344	(1.0)%	(1.8)%
Weighted average shares:
- Basic	15,027,110	15,131,587	15,208,308	(0.7)%	(1.2)%
- Diluted	15,034,822	15,140,577	15,264,971	(0.7)	(1.5)

KEY RATIOS

	For the Three Months Ended			Change 4Q2023 vs.
	4Q2023	3Q2023	4Q2022	3Q2023	4Q2022
Return on average assets (ROA)(1)	0.96%	0.96%	1.56%	—%	(0.6)%
Return on average equity (ROE)(1)	11.18	11.07	18.58	0.1	(7.4)
Net interest margin(1)	3.12	3.38	4.08	(0.3)	(1.0)
Efficiency ratio	60.19	57.92	48.36	2.3	11.8

Total risk-based capital ratio	13.77%	13.31%	13.06%	0.5%	0.7%
Tier 1 risk-based capital ratio	12.52	12.09	11.87	0.4	0.7
Common equity tier 1 ratio	12.52	12.09	11.87	0.4	0.7
Leverage ratio	9.57	9.63	9.38	(0.1)	0.2

(1)Annualized.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Twelve Months Ended
	4Q2023	4Q2022	% Change
Interest income
Interest and fees on loans	$110,463	$82,864	33.3%
Interest on available-for-sale debt securities	6,131	3,351	83.0
Other interest income	5,071	1,997	153.9
Total interest income	121,665	88,212	37.9
Interest expense
Interest on deposits	49,435	11,210	341.0
Interest on borrowings	3,543	91	3793.4
Total interest expense	52,978	11,301	368.8
Net interest income	68,687	76,911	(10.7)
Provision for credit losses	1,651	2,976	(44.5)
Net interest income after provision for credit losses	67,036	73,935	(9.3)
Noninterest income
Service charges on deposits	2,123	1,675	26.7
Loan servicing fees, net of amortization	2,449	2,416	1.4
Gain on sale of loans	7,843	12,285	(36.2)
Other income	1,766	1,243	42.1
Total noninterest income	14,181	17,619	(19.5)
Noninterest expense
Salaries and employee benefits	29,593	27,189	8.8
Occupancy and equipment	6,490	5,964	8.8
Data processing and communication	2,109	2,085	1.2
Professional fees	1,571	1,620	(3.0)
FDIC insurance and regulatory assessments	1,457	813	79.2
Promotion and advertising	614	543	13.1
Directors’ fees	680	682	(0.3)
Foundation donation and other contributions	2,400	3,393	(29.3)
Other expenses	2,812	2,541	10.7
Total noninterest expense	47,726	44,830	6.5
Income before income tax expense	33,491	46,724	(28.3)
Income tax expense	9,573	13,414	(28.6)
Net income	$23,918	$33,310	(28.2)%

Book value per share	$12.84	$11.59	10.8%
Earnings per share - basic	1.55	2.15	(27.9)
Earnings per share - diluted	1.55	2.14	(27.6)

Shares of common stock outstanding, at period end	15,000,436	15,270,344	(1.8)%
Weighted average shares:
- Basic	15,149,597	15,171,240	(0.1)%
- Diluted	15,158,857	15,231,418	(0.5)

KEY RATIOS

	For the Twelve Months Ended
	4Q2023	4Q2022	% Change
Return on average assets (ROA)	1.13%	1.74%	(0.6)%
Return on average equity (ROE)	13.05	19.57	(6.5)
Net interest margin	3.37	4.18	(0.8)
Efficiency ratio	57.59	47.42	10.2

Total risk-based capital ratio	13.77%	13.06%	0.7%
Tier 1 risk-based capital ratio	12.52	11.87	0.7
Common equity tier 1 ratio	12.52	11.87	0.7
Leverage ratio	9.57	9.38	0.2

ASSET QUALITY

($ in thousands)	As of and For the Three Months Ended
	4Q2023	3Q2023	4Q2022
Nonaccrual loans(1)	$6,082	$4,211	$2,033
Loans 90 days or more past due, accruing(2)	—	—	—
Nonperforming loans	6,082	4,211	2,033
Other real estate owned ("OREO")	—	—	—
Nonperforming assets	$6,082	$4,211	$2,033

Criticized loans by risk categories:
Special mention loans	$1,428	$3,651	$563
Classified loans(1)(3)	11,921	10,139	2,701
Total criticized loans	$13,349	$13,790	$3,264

Criticized loans by loan type:
CRE loans	$4,995	$5,130	$563
SBA loans	5,864	6,169	1,142
C&I loans	—	—	279
Home mortgage loans	2,490	2,491	1,280
Total criticized loans	$13,349	$13,790	$3,264

Nonperforming loans / gross loans	0.34%	0.24%	0.12%
Nonperforming assets / gross loans plus OREO	0.34	0.24	0.12
Nonperforming assets / total assets	0.28	0.20	0.10
Classified loans / gross loans	0.68	0.58	0.16
Criticized loans / gross loans	0.76	0.78	0.19

Allowance for credit losses ratios:
As a % of gross loans	1.25%	1.23%	1.15%
As an adjusted % of gross loans(4)	1.27	1.26	1.18
As a % of nonperforming loans	362	513	946
As a % of nonperforming assets	362	513	946
As a % of classified loans	184	213	712
As a % of criticized loans	165	157	589

Net charge-offs	$161	$488	$105
Net charge-offs(5) to average gross loans(6)	0.04%	0.11%	0.03%

(1)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $2.0 million, $5.2 million and $606 thousand as of December 31, 2023, September 30, 2023 and December 31, 2022, respectively.
(2)Excludes the guaranteed portion of SBA loans that are in liquidation totaling $441 thousand as of December 31, 2022.
(3)Consists of substandard, doubtful and loss categories.
(4)See the Reconciliation of GAAP to NON-GAAP Financial Measures.
(5)Annualized.
(6)Includes loans held for sale.

($ in thousands)	4Q2023	3Q2023	4Q2022
Accruing delinquent loans 30-89 days past due
30-59 days	$5,945	$5,979	$1,918
60-89 days	3,662	2,377	1,559
Total	$9,607	$8,356	$3,477

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	4Q2023			3Q2023			4Q2022
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)	Average Balance	Interest and Fees	Yield/ Rate(1)
Interest-earning assets:
Interest-bearing deposits in other banks	$78,496	$1,076	5.36%	$82,752	$1,116	5.28%	$75,988	$734	3.78%
Federal funds sold and other investments	16,115	309	7.66	16,176	301	7.44	12,074	196	6.47
Available-for-sale debt securities, at fair value	189,462	1,484	3.13	199,205	1,519	3.05	186,461	1,237	2.66
CRE loans	892,092	13,104	5.83	856,911	12,207	5.65	836,609	11,172	5.30
SBA loans	255,692	7,055	10.95	248,960	7,303	11.64	289,408	6,681	9.16
C&I loans	122,950	2,416	7.80	117,578	2,340	7.90	114,265	1,917	6.66
Home mortgage loans	515,840	6,315	4.90	516,465	6,393	4.95	449,684	4,929	4.38
Consumer loans	966	24	9.92	274	7	10.01	1,676	20	4.80
Loans(2)	1,787,540	28,914	6.43	1,740,188	28,250	6.45	1,691,642	24,719	5.81
Total interest-earning assets	2,071,613	31,783	6.10	2,038,321	31,186	6.08	1,966,165	26,886	5.43
Noninterest-earning assets	86,874			84,580			87,189
Total assets	$2,158,487			$2,122,901			$2,053,354

Interest-bearing liabilities:
Money market deposits and others	$377,304	$3,993	4.20%	$352,424	$3,487	3.93%	$515,747	$3,045	2.34%
Time deposits	866,142	10,134	4.64	869,675	9,519	4.34	569,584	3,553	2.47
Total interest-bearing deposits	1,243,446	14,127	4.51	1,222,099	13,006	4.22	1,085,331	6,598	2.41
Borrowings	118,764	1,426	4.76	79,891	867	4.31	8,158	90	4.35
Total interest-bearing liabilities	1,362,210	15,553	4.53	1,301,990	13,873	4.23	1,093,489	6,688	2.43
Noninterest-bearing liabilities:
Noninterest-bearing deposits	569,965			599,262			751,405
Other noninterest-bearing liabilities	41,312			36,620			35,593
Total noninterest-bearing liabilities	611,277			635,882			786,998
Shareholders’ equity	185,000			185,029			172,867
Total liabilities and shareholders’ equity	$2,158,487			2,122,901			2,053,354

Net interest income / interest rate spreads		$16,230	1.57%		$17,313	1.85%		$20,198	3.00%
Net interest margin			3.12%			3.38%			4.08%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,813,411	$14,127	3.09%	$1,821,361	$13,006	2.83%	$1,836,736	$6,598	1.43%
Total funding liabilities / cost of funds	1,932,175	15,553	3.19	1,901,252	13,873	2.90	1,844,894	6,688	1.44

(1)Annualized.
(2)Includes loans held for sale.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Twelve Months Ended
	4Q2023			4Q2022
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Interest-earning assets:
Interest-bearing deposits in other banks	$78,676	$4,040	5.14%	$79,482	$1,399	1.76%
Federal funds sold and other investments	14,963	1,031	6.89	11,810	598	5.06
Available-for-sale debt securities, at fair value	202,167	6,131	3.03	170,479	3,351	1.97
CRE loans	857,124	48,312	5.64	777,776	37,861	4.87
SBA loans	260,507	28,514	10.95	321,757	24,073	7.48
C&I loans	119,135	9,189	7.71	142,630	7,217	5.06
Home mortgage loans	507,125	24,384	4.81	334,984	13,660	4.08
Consumer & other loans	987	64	6.51	1,071	53	4.95
Loans(1)	1,744,878	110,463	6.33	1,578,218	82,864	5.25
Total interest-earning assets	2,040,684	121,665	5.96	1,839,989	88,212	4.79
Noninterest-earning assets	84,757			76,883
Total assets	$2,125,441			$1,916,872

Interest-bearing liabilities:
Money market deposits and others	$374,116	$13,830	3.70%	$475,414	$5,305	1.12%
Time deposits	841,804	35,605	4.23	445,169	5,905	1.33
Total interest-bearing deposits	1,215,920	49,435	4.07	920,583	11,210	1.22
Borrowings	77,114	3,543	4.59	2,089	91	4.36
Total interest-bearing liabilities	1,293,034	52,978	4.10	922,672	11,301	1.22
Noninterest-bearing liabilities:
Noninterest-bearing deposits	613,797			796,175
Other noninterest-bearing liabilities	35,377			27,829
Total noninterest-bearing liabilities	649,174			824,004
Shareholders’ equity	183,233			170,196
Total liabilities and shareholders’ equity	$2,125,441			1,916,872

Net interest income / interest rate spreads		$68,687	1.86%		$76,911	3.57%
Net interest margin			3.37%			4.18%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,829,717	$49,435	2.70%	$1,716,758	$11,210	0.65%
Total funding liabilities / cost of funds	1,906,831	52,978	2.78	1,718,847	11,301	0.66

(1)Includes loans held for sale.